As filed with the Securities and Exchange Commission on December 10, 2010
Registration No. 333-38912

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(Address of Principal Executive Offices)

Forest City Enterprises, Inc. Deferred Compensation
Plan for Nonemployee Directors and 2005 Deferred Compensation Plan
For Nonemployee Directors (As Amended and Restated Effective January 1, 2008)
(Full Title of the Plan)

FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     Registration Statement No. 333-38912 on Form S-8 (the “Registration Statement”) was filed by Forest City Enterprises, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 9, 2000, with respect to the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”), which was subsequently amended by Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on January 20, 2005.
     On June 11, 2009, the Registrant filed with the Commission Post-Effective Amendment No. 2 to the Registration Statement to reflect further amendments to the Plan and the adoption and subsequent amendment and restatement of a 2005 Deferred Compensation Plan for Nonemployee Directors (as amended and restated effective January 1, 2008) (the “2005 Plan”).
     The purpose of this Post-Effective Amendment No. 3 to the Registration Statement (this “Post-Effective Amendment No. 3”) is to amend the previously filed Registration Statement by filing the Sixth Amendment to the Plan and the First Amendment to the 2005 Plan, both of which were approved by the Registrant’s Board of Directors on December 17, 2009. No additional shares are being registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which are on file with the Commission, are incorporated herein by reference:
     1. The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2010 filed on March 30, 2010, as amended on Forms 10-K/A filed on April 28, 2010 and September 17, 2010;
     2. The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended April 30, 2010, July 31, 2010 and October 31, 2010 filed on June 8, 2010, September 8, 2010 and December 8, 2010, respectively;
     3. The Registrant’s Current Reports on Form 8-K filed on February 4, 2010, March 4, 2010 (two reports), March 9, 2010, March 25, 2010, May 26, 2010, June 21, 2010, August 17, 2010, August 27, 2010 and October 1, 2010; and
     4. The description of our Class A common stock contained in our Registration Statement on Form 10 and all amendments or reports filed with the Commission for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
ITEM 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page 4 and are incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 10, 2010.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Robert G. O’Brien
Robert G. O’Brien
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Albert B. Ratner	Co-Chairman of the Board and Director	December 10, 2010

* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	December 10, 2010

/s/ Charles A. Ratner Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2010

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 10, 2010

/s/ Linda M. Kane Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	December 10, 2010

* James A. Ratner	Executive Vice President and Director	December 10, 2010

* Ronald A. Ratner	Executive Vice President and Director	December 10, 2010

* Brian J. Ratner	Executive Vice President and Director	December 10, 2010

* Scott S. Cowen	Director	December 10, 2010

Signature	Title	Date

* Michael P. Esposito, Jr.	Director	December 10, 2010

* Stan Ross	Director	December 10, 2010

* Deborah Ratner Salzberg	Director	December 10, 2010

* Joan K. Shafran	Director	December 10, 2010

* Louis Stokes	Director	December 10, 2010

*	Charles A. Ratner, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 3 on behalf of the above indicated officers and directors (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-38912 on Form S-8 with the Securities and Exchange Commission.

/s/ Charles A. Ratner Charles A. Ratner, Attorney-in-Fact	December 10, 2010

FOREST CITY ENTERPRISES, INC.
INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Amended Articles of Incorporation of Forest City Enterprises, Inc., restated effective October 1, 2008, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended October 31, 2008 (File No. 1-4372).

4.2	Certificate of Amendment by Directors to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated March 4, 2010, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 9, 2010 (File No. 1-4372).

4.3	Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated June 25, 2010 incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended July 31, 2010 (File No. 1-4372).

4.4	Code of Regulations as amended August 11, 2010 incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-Q for the quarter ended July 31, 2010 (File No. 1-4372).

4.5	Deferred Compensation Plan for Nonemployee Directors, effective as of January 1, 1999, incorporated by reference to Exhibit 10.44 to the Registrant’s Form 10-K for the year ended January 31, 1999 (File No. 1-4372).

4.6**	First Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective October 1, 1999.

4.7**	Second Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective March 10, 2000.

4.8***	Third Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective March 12, 2004.

4.9	Fourth Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective as of December 31, 2004, incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarter ended April 30, 2005 (File No. 1-4372).

4.10	Fifth Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective as of March 26, 2008, incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-K for the year ended January 31, 2008 (File No. 1-4372).

4.11	Sixth Amendment to Deferred Compensation Plan for Nonemployee Directors, effective as of December 17, 2009, incorporated by reference to Exhibit 10.14 to the Registrant’s Form 10-K for the year ended January 31, 2010 (File No. 1-4372).

4.12	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2008), incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the quarter ended April 30, 2008 (File No. 1-4372).

4.13	Amendment No. 1 to the Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2008), effective as of December 17, 2009, incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K for the year ended January 31, 2010 (File No. 1-4372).

EXHIBIT NO.	DESCRIPTION
5****	Opinion of General Counsel of Forest City Enterprises, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of McGladrey & Pullen LLP (Uptown Housing Partners, LP).

23.3*	Consent of PricewaterhouseCoopers LLP (Nets Sports and Entertainment, LLC and subsidiaries).

24**	Power of Attorney.

*	Filed herewith.

**	Filed with the Registration Statement.

***	Filed with Post-Effective Amendment No. 1 to Registration Statement.

****	Filed with Post-Effective Amendment No. 2 to Registration Statement.